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                                                                      Exhibit 99


                                              [D.I.Y. HOME WAREHOUSE, INC. LOGO]

CONTACT: CLIFFORD L. REYNOLDS
PRESIDENT AND CHIEF EXECUTIVE OFFICER
D.I.Y. Home Warehouse, Inc.
5811 Canal Road                     Phone:  216 328 5100
Valley View, Ohio  44125            Fax:    216 328 5134


PRESS RELEASE


                 D.I.Y. HOME WAREHOUSE, INC. ANNOUNCES CHANGE IN
                               BOARD OF DIRECTORS

         Cleveland, Ohio, April 17, 2000: D.I.Y. Home Warehouse, Inc. (the "Company") (OTC-BB: DIYH) announced today that Gregory K. Jones, John A. Shields and Mark A. Timmerman, all of the Company's outside directors, resigned as directors of the Company. These directors resigned to pursue other opportunities and not as a result of any disagreement with the Company. The remaining directors do not intend to fill the vacancies on the board of directors created by these resignations and do not intend to nominate candidates for election to the board to fill the positions previously held by the resigning directors at the Company's next annual meeting of shareholders.

         D.I.Y. Home Warehouse, Inc. operates eleven warehouse format home centers in the Northeast Ohio marketplace which sell products to do-it-yourself home repair and remodeling customers and contractors.






The statements contained in this news release may include certain predictions and projections that may be considered forward-looking statements under securities law. These statements involve a number of important risks and uncertainties that could cause actual results to differ materially including, but not limited to, the performance of the retail and home improvement industry, as well as other economic, competitive and technological factors involving the Company's operations, markets, products and prices.


- For Release  April 17, 2000